Calculation of Filing Fee Tables
S-1
Rainier Acquisition Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fourth of one redeemable warrant	457(o)	8,625,000	$ 10.00	$ 86,250,000.00		$ 11,911.13
Fees Previously Paid	2	Equity	Class A ordinary shares included as part of the units	Other	8,625,000		$ 0.00		$ 0.00
Fees Previously Paid	3	Equity	Redeemable warrants included as part of the units	Other	2,156,250		$ 0.00		$ 0.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 86,250,000.00		$ 11,911.13
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 11,911.13
			Net Fee Due:						$ 0.00
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee. Includes 1,125,000 units, consisting of 1,125,000 Class A ordinary shares and 281,250 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

[2]	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends, or similar transactions. No fee pursuant to Rule 457(g) under the Securities Act.

[3]	The redeemable warrants included as part of the units are exercisable for Class A ordinary shares within the later of one year after the closing of this offering or upon the completion of the registrant's initial business combination. The registrant inadvertently identified Class A ordinary shares underlying the redeemable warrants (the "Warrant Shares") for registration and paid a registration fee of $3,434.45 based on a proposed maximum aggregate offering price of $111,046,875.00, in connection with the original filing of the Registration Statement on Form S-1 on August 6, 2026. This fee table has been corrected to remove the registration of the Warrant Shares.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-1	333-298076	08/06/2026		$ 11,911.13
Fee Offset Sources		Rainier Acquisition Corp	S-1	333-298076		08/06/2026						$ 11,911.13
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	The registrant inadvertently identified Class A ordinary shares underlying the redeemable warrants (the "Warrant Shares") for registration and paid a registration fee of $3,434.45 based on a proposed maximum aggregate offering price of $111,046,875.00, in connection with the original filing of the Registration Statement on Form S-1 on August 6, 2026 (333-298076) (the "Registration Statement"). The Warrant Shares have been removed from Table 1 above and are not registered pursuant to the Registration Statement. The registration fee is being recalculated to reflect the removal of the Warrant Shares, and an offset in the amount of the filing fee previously paid is claimed pursuant to Rule 457(b) under the Securities Act.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date